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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the Form S-8 registration statements of the Oryx Energy Company Long-Term Incentive Plan (File No.
33-25032),   the  Oryx  Energy  Company  Capital  Accumulation  Plan  (File  No.
33-24918), the Oryx Energy Company 1992 Long-Term Incentive Plan (File No. 33-42695) and the Form S-3 registration statements of Oryx Energy Company (File No.'s 33-33361, 33-36799 and 33-45611), of our report dated February 19, 1996, on our audit of the consolidated financial statements of Oryx Energy Company and its Subsidiaries as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, which report is incorporated by reference in this Form 10-K from page 41 of the Oryx Energy Company 1995 Annual Report to Shareholders.

                                          COOPERS & LYBRAND L.L.P.

Dallas, Texas
March 27, 1996